ENTERGY SERVICES, INC.
                 ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                     COLUMN 2 OF FINANCIAL STATEMENTS



     Entry no. 1:
     (In Thousands)

Dr.  Leased Property                                 $4,738
Cr.  Obligation under capital lease - current                    $728
Cr.  Obligation under capital lease - noncurrent               $4,010

To record a capital lease entered into by Entergy Services for a warehouse facility.



     Entry no. 2:
     (In Thousands)

Dr.  Leasehold Improvements                          $1,100
Cr.  Cash                                                      $1,100


To record capital purchases and improvements by Entergy Services, Inc. to a leased facility.

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

                           ENTERGY SERVICES, INC.
                          PRO FORMA  BALANCE SHEET
                                JUNE 30, 1997
                                 (Unaudited)

                                                    Adjustments to Reflect
                                                    Transactions Proposed
                                                Before    In Present       After
                    ASSETS                   Transactions    Filing      Transaction
                                                         (In Thousands)
Current Assets:
  Cash                                           $17,320     ($1,100)       $16,220
  Temporary cash investments - at cost, which
     approximates market                             141                        141
                                                --------     -------       --------
      Total cash and cash equivalents             17,461      (1,100)        16,361

  Accounts receivable:
    Associated companies                          96,033                     96,033
    Other                                          9,794                      9,794
  Materials and supplies - at average cost           179                        179
  Prepayments and other                              637                        637
                                                --------     -------       --------
       Total                                     124,104      (1,100)       123,004
                                                --------     -------       --------

Utility Plant
  Electric                                       154,003       5,838        159,841
  Construction work in progress                   21,702                     21,702
                                                --------     -------       --------
    Total                                        175,705       5,838        181,543
  Less - Accumulated depreciation
   and amortization                              102,802                    102,802
                                                --------     -------       --------
       Utility plant - net                        72,903       5,838         78,741
                                                --------     -------       --------

Other Assets:
  Other                                            9,887                      9,887
                                                --------     -------       --------
       Total                                       9,887                      9,887
                                                --------     -------       --------


       TOTAL                                    $206,894      $4,738       $211,632
                                                ========     =======       ========

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

                          ENTERGY SERVICES, INC.
                         PRO FORMA  BALANCE SHEET
                              JUNE 30, 1997
                               (Unaudited)

                                                       Adjustments to Reflect
                                                       Transactions Proposed
                                                 Before    In Present       After
LIABILITIES AND SHAREHOLDER'S EQUITY          Transactions    Filing      Transaction
                                                           (In Thousands)
Current Liabilities:
   Notes payable - associated companies           $33,958                    $33,958
   Accounts payable:
     Associated Companies                          60,406                     60,406
     Other                                         21,606                     21,606
  Accrued taxes                                    29,653                     29,653
  Obligations under capital leases                      -          728           728
  Other                                            14,040                     14,040
                                                 --------       ------      --------
       Total                                      159,663          728       160,391
                                                 --------       ------      --------

Deferred Credits:
  Accumulated deferred income taxes               (19,296)                   (19,296)
  Accumulated deferred investment tax credits       2,814                      2,814
  Obligations under capital leases                      -        4,010         4,010
  Other                                            63,693                     63,693
                                                 --------       ------      --------
       Total                                       47,211        4,010        51,221
                                                 --------       ------      --------

Shareholder's Equity:
  Common stock, $10 Par Value;
   authorized 50,000 shares; issued
   and outstanding 2,000 shares                        20                         20
                                                 --------       ------      --------

       TOTAL                                     $206,894       $4,738      $211,632
                                                 ========       ======      ========

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
                             ENTERGY SERVICES, INC.
                        PRO FORMA STATEMENT OF INCOME
                      TWELVE MONTHS ENDED JUNE 30, 1997
                                 (Unaudited)

                                              Before    In Present       After
                                           Transactions   Filing      Transaction
                                                      (In Thousands)
Income:
  Service rendered at cost                    $493,587                   $493,587
  Miscellaneous income                             402                        402
                                              --------       ------      --------
    Total                                      493,989                    493,989
                                              --------       ------      --------

Expenses:
  Salaries and wages                           136,663                    136,663
  Rent and lease payments                       28,661                     28,661
  Other general and administrative             282,414                    282,414
  Depreciation and amortization                 23,585                     23,585
  Interest                                       2,656                      2,656
  Taxes other than income taxes                 14,279                     14,279
                                              --------       ------      --------
    Total                                      488,258                    488,258
                                              --------       ------      --------

Income Before Income Taxes                       5,731                      5,731
                                              --------       ------      --------

Provision for (Benefit of) Income Taxes:
  Income taxes                                  23,228                     23,228
  Deferred income taxes                        (17,335)                   (17,335)
  Investment tax credits - net                    (162)                      (162)
                                              --------       ------      --------
     Total                                       5,731                      5,731
                                              --------       ------      --------

Net Income                                          $-                         $-
                                              ========       ======      ========

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
                          ENTERGY SERVICES, INC.
                PRO FORMA STATEMENT OF RETAINED EARNINGS
                    TWELVE MONTHS ENDED JUNE 30, 1997
                               (Unaudited)

                                          Adjustments to Reflect
                                          Transactions Proposed
                                  Before       In Present       After
      RETAINED EARNINGS         Transaction      Filing      Transaction
                                             (In Thousands)
Balance at July 1, 1996             $    20                      $    20

Add - Net income                          -                            -
                                    -------                      -------
Balance at June 30, 1997            $    20                      $    20
                                    =======                      =======

